Exhibit 10.27

Abbott Laboratories

Description of Base Salary of Named Executive Officers

                Set forth below are the base salaries, effective March 1, 2005 and March 1, 2006, of the chief executive officer and each of the four other most highly compensated executive officers in 2005.

Miles D. White

Chairman of the Board and Chief Executive Officer

Base Salary
2005	$1,614,600
2006	$1,671,000

Richard A. Gonzalez

President and Chief Operating Officer,

Medical Products Group

Base Salary
2005	$910,800
2006	$942,700

Jeffrey M. Leiden

President and Chief Operating Officer,

Pharmaceutical Products Group

Base Salary
2005	$910,800
2006	$942,700

Thomas C. Freyman

Executive Vice President, Finance and

Chief Financial Officer

Base Salary
2005	$750,000
2006	$825,000

William G. Dempsey

Senior Vice President,

Pharmaceutical Operations

Base Salary
2005	$595,100
2006	$615,900